Exhibit 99.1

FOR IMMEDIATE RELEASE

PRA Health Sciences, Inc. Reports Fourth Quarter and Full Year 2015 Results and Provides 2016 Guidance

•                  $362.3 million of service revenue in the fourth quarter; 15.1% constant currency growth compared to the fourth quarter of 2014

•                  Fourth quarter GAAP Net Income was $28.5 million or $0.45 per diluted share

•                  $67.9 million of Adjusted EBITDA in the fourth quarter; 34.2% growth compared to the fourth quarter of 2014

•                  Fourth quarter Adjusted Net Income per diluted share increased 68.6% to $0.59 per share and Adjusted Net Income increased 101.2% to $37.5 million compared to the fourth quarter of 2014

•                  Full Year 2016 service revenue guidance of 11% to 14% constant currency growth compared to full year 2015, diluted GAAP earnings per share guidance of $1.56 to $1.66 per share and diluted Adjusted Net Income per share guidance of $2.32 to 2.42 per share, representing diluted Adjusted Net Income per share growth of 16% to 21% compared to full year 2015

RALEIGH, N.C., February 24, 2016 — PRA Health Sciences, Inc. (“PRA” or the “Company”) (NASDAQ: PRAH) today reported financial results for the quarter ended December 31, 2015.

For the three months ended December 31, 2015, service revenue was $362.3 million, which represents growth of 11.9%, or $38.5 million, compared to the fourth quarter of 2014 at actual foreign exchange rates. On a constant currency basis, service revenue grew $48.8 million, an increase of 15.1% compared to the fourth quarter of 2014.

Net new business for the quarter ended December 31, 2015 was $459.4 million, representing a book-to-bill ratio of 1.27 for the period. This net new business contributed to an ending backlog of $2.4 billion at December 31, 2015.

“We entered 2015 positioned for growth and are delighted to have delivered double digit constant currency revenue growth and bottom line results that exceeded expectations,” said Colin Shannon, PRA’s Chief Executive Officer. “Our strong financial performance highlights the continued efforts of our employees and the confidence our clients have in our ability to deliver innovative and high quality services.

“We are well positioned for the coming year, as evidenced by our record level of new business awards and backlog, we continue to stay focused on our key strategic objectives, and we look forward to delivering strong results in 2016.”

Fourth Quarter 2015 Financial Highlights

Direct costs were $234.9 million during the three months ended December 31, 2015 compared to $214.9 million for the fourth quarter of 2014. Direct costs were 64.8% of service revenue during the fourth quarter of 2015 compared to 66.4% of service revenue during the fourth quarter of 2014. The decrease in direct costs as a percentage of service revenue is primarily related to the favorable impact from foreign currency exchange rate fluctuations.

Selling, general and administrative expenses were $63.6 million during the three months ended December 31, 2015 compared to $73.7 million for the fourth quarter of 2014. Selling, general and administrative costs were 17.6% of service revenue during the fourth quarter of 2015 compared to 22.8% of service revenue during the fourth quarter of 2014. The decrease in selling, general and administrative expenses is primarily related to one-time IPO-related expenses included in the fourth quarter of 2014, as well as, our continued ability to effectively manage our sales and administrative functions.

Reported GAAP net income was $28.5 million for the three months ended December 31, 2015, or $0.45 per share on a diluted basis, compared to a GAAP net loss of $22.8 million for the three months ended December 31, 2014, or a loss of $0.45 per share on a diluted basis.

Reported EBITDA was $69.6 million for the three months ended December 31, 2015, representing an increase of 300.0% compared to the fourth quarter of 2014. Adjusted EBITDA was $67.9 million for the three months ended December 31, 2015, representing growth of 34.2% compared to the fourth quarter of 2014.

Adjusted Net Income was $37.5 million for the three months ended December 31, 2015, representing growth of 101.2% compared to the fourth quarter of 2014. Adjusted Net Income per share was $0.59 for the three months ended December 31, 2015, which includes a $0.04 benefit related to the true-up of the tax rate used in calculating adjusted net income to 28% for the full year, an increase of 68.6% compared to the fourth quarter of 2014.

Reconciliations of our non-GAAP measures, including EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share, to the corresponding GAAP measures are included in this press release.

Fiscal Year 2015

For the twelve months ended December 31, 2015, service revenue was $1,375.8 million, which represents growth of 8.6%, or $109.3 million, as compared to the twelve months ended December 31, 2014 at actual foreign exchange rates. On a constant currency basis, service revenue grew $154.7 million, representing growth of 12.2% compared to the twelve months ended December 31, 2014.

Reported GAAP income from operations was $164.3 million, reported GAAP net income was $81.8 million and reported GAAP diluted net income per share was $1.29 for the twelve months ended December 31, 2015.

Adjusted Net Income was $126.3 million for the twelve months ended December 31, 2015, an improvement of 126.6% compared to the same period in 2014. Adjusted Net Income per share was $2.00 for the twelve months ended December 31, 2015, up 58.7% compared to the same period in 2014.

2016 Guidance

For 2016, the Company expects to achieve service revenues between $1.530 billion and $1.570 billion, representing constant currency growth of 11% to 14%, diluted GAAP earnings per share of $1.56 to $1.66 per share, diluted Adjusted Net Income per share of $2.32 to $2.42 per share, and annual effective income tax rate estimates at approximately 28%. Our guidance includes the impact of the Company’s announcement on February 18, 2016 related to the commencement of a tender offer to purchase our Senior Notes. In addition, this financial guidance assumes a EURO rate of 1.12 and a GBP rate of 1.52.  All other foreign currency exchange rates are as of January 1, 2016.

Conference Call Details

PRA will host a conference call at 9:00 a.m. ET, February 25, 2016, to discuss the contents of this release and other relevant topics. To participate, please dial (877) 930-8062 or (253) 336-7647 outside the United States approximately 10 minutes before the scheduled start of the call. The conference ID for the call is 46737204. The conference call will also be accessible, live via audio broadcast, on the Investors section of the PRA website at www.prahs.com/investors. A replay of the conference call will be available online at www.prahs.com/investors. In addition, an audio replay will be available for one week and can be accessed by dialing (855) 859-2056 within the United States or (404) 537-3406 outside the United States. The replay ID is 46737204.

About PRA Health Sciences

PRA (NASDAQ: PRAH) is one of the world’s leading global contract research organizations, or CROs, by revenue, providing outsourced clinical development services to the biotechnology and pharmaceutical industries. PRA’s global clinical development platform includes approximately 70 offices across North America, Europe, Asia, Latin America, South Africa, Australia and the Middle East and approximately 12,000 employees worldwide. Since 2000, PRA has performed approximately 3,300 clinical trials worldwide and has worked on more than 100 marketed drugs across several therapeutic areas. In addition, PRA has participated in the pivotal or supportive trials that led to U.S. Food and Drug Administration or international regulatory approval of more than 60 drugs.

PRA has therapeutic expertise in areas that are among the largest in pharmaceutical development, including oncology, central nervous system, inflammation and infectious diseases. PRA believes that it provides its clients with one of the most flexible clinical development service offerings, which includes both traditional, project-based Phase I through Phase IV services, as well as embedded and functional outsourcing services. The Company has invested in medical informatics and clinical technologies designed to enhance efficiencies, improve study predictability and provide better transparency to clients throughout their clinical development processes. To learn more about PRA, please visit www.prahs.com.

Internet Posting of Information: The Company routinely posts information that may be important to investors in the ‘Investors’ section of the Company’s website at www.prahs.com. The Company encourages investors and potential investors to consult the Company’s website regularly for important information about the Company.

Contacts:

Linda Baddour

Chief Financial Officer

Mike Bonello

Senior Vice President, Accounting and Corporate Controller

919.786.8270

InvestorRelations@PRAHS.com

Westwicke Partners

Robert H. Uhl

Managing Director

858.356.5932

robert.uhl@westwicke.com

Forward-Looking Statements

This press release contains forward-looking statements that reflect, among other things, the Company’s current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements, market trends or industry results to differ materially from those expressed or implied by such forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may constitute forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Actual results may differ materially from the Company’s expectations due to a number of factors, including that most of the Company’s contracts may be terminated on short notice and that the Company may be unable to maintain large customer contracts or to enter into new contracts; the historical indications of the relationship of backlog to revenues may not be indicative of their future relationship; the market for the Company’s services may not grow as the Company expects; the Company may under price contracts or overrun its cost estimates, and if the Company is unable to achieve operating efficiencies or grow revenues faster than expenses, operating margins will be adversely affected; the Company may be unable to maintain information systems or effectively update them; customer or therapeutic concentration could harm the Company’s business; the Company’s business is subject to risks associated with international operations, including economic, political and other risks; government regulators or customers may limit the scope of prescription or withdraw products from the market, and government regulators may impose new regulations affecting the Company’s business; the Company may be unable to successfully develop and market new services or enter new markets; the Company’s failure to perform services in accordance with contractual requirements, regulatory standards and ethical considerations may subject it to significant costs or liability, damage its reputation and cause it to lose existing business or not receive new business; the Company’s services are related to treatment of human patients, and it could face liability if a patient is harmed; the Company has substantial indebtedness and may incur additional indebtedness in the future, which could adversely affect the Company’s financial condition; and other factors that are set forth in the Company’s filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K filed with the SEC on March 3, 2015. The Company undertakes no obligation to update any forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Use of Non-GAAP Financial Measures

This press release includes EBITDA, Adjusted EBITDA, Adjusted Income from Operations, Adjusted Net Income and Adjusted Net Income per share, each of which are financial measures not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these measures are more indicative of our operating results as they exclude certain items whose fluctuation from period-to-period do not necessarily correspond to changes in the operating results of our business. As a result, management and our board of directors regularly use EBITDA and Adjusted EBITDA as a tool in evaluating our operating and financial performance and in establishing discretionary annual bonuses. Adjusted EBITDA is also the basis for covenant compliance EBITDA, which is used in certain covenants in the credit agreement governing our senior secured credit facilities and the indenture governing the senior notes. Covenant compliance EBITDA is no longer being presented by the Company because the calculation of Covenant compliance EBITDA is currently identical to the definition of Adjusted EBITDA due to the expiration of certain adjustments permitted under the credit agreement. In addition, management believes that EBITDA, Adjusted EBITDA, Adjusted Income from Operations and Adjusted Net Income (including diluted adjusted net income per share) facilitate comparisons of our operating results with those of other companies by backing out of GAAP net income items relating to variations in capital structures (affecting interest expense), taxation, and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. We believe that EBITDA, Adjusted EBITDA, Adjusted Income from Operations and Adjusted Net Income (including diluted adjusted net income per share) are frequently used by securities analysts, investors, and other interested parties in the evaluation of issuers, many of which also present EBITDA, Adjusted EBITDA, Adjusted Income from Operations and Adjusted Net Income (including diluted adjusted net income per share) when reporting their results in an effort to facilitate an understanding of their operating results.

These non-GAAP financial measures have limitations as analytical tools, and you should not consider these measures in isolation, or as a substitute for analysis of our results as reported under GAAP. Additionally, because not all companies use identical calculations, these presentations of EBITDA, Adjusted EBITDA, Adjusted Income from Operations and Adjusted Net Income (including diluted adjusted net income per share) may not be comparable to similarly titled measures of other companies.

EBITDA represents net income (loss) before interest, taxes, depreciation and amortization. Adjusted EBITDA and Adjusted Net Income (including diluted adjusted net income per share) represent EBITDA and net income (including diluted net income per share), respectively, adjusted to exclude management fees, stock-based compensation expense, loss on disposal of fixed assets, loss on modification or extinguishment of debt, foreign currency losses and gains, other (expense) income, equity in losses of unconsolidated joint ventures, transaction and acquisition-related costs, relocation costs, severance costs and restructuring charges, foreign research and development credits, non-cash rent adjustments and other one-time charges. Adjusted Net Income is also adjusted to exclude amortization of intangible assets and amortization of deferred financing costs. Adjusted Income from Operations is adjusted to exclude management fees, stock-based compensation expense, loss on disposal of fixed assets, transaction and acquisition-related costs, relocation costs, severance costs and restructuring charges, foreign research and development credits, non-cash rent adjustments, other one-time charges and amortization of intangible assets. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income (loss) or other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of our liquidity. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing our results as reported under GAAP. Some of these limitations are:

•                  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•                  EBITDA and Adjusted EBITDA do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•                  EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;

•                  EBITDA and Adjusted EBITDA do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•                  other companies in our industry may calculate EBITDA and Adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	(unaudited)
	2015	2014	2015	2014
Revenue:
Service revenue	$362,265	$323,759	$1,375,847	$1,266,596
Reimbursement revenue	66,682	46,205	238,036	192,990
Total revenue	428,947	369,964	1,613,883	1,459,586
Operating expenses:
Direct costs	234,882	214,943	886,528	859,218
Reimbursable out-of-pocket costs	66,682	46,205	238,036	192,990
Selling, general and administrative	63,586	73,689	246,417	253,970
Depreciation and amortization	19,735	23,424	77,952	96,564
Loss (gain) on disposal of fixed assets	201	(4)	652	5
Income from operations	43,861	11,707	164,298	56,839
Interest expense, net	(15,683)	(18,329)	(61,747)	(81,939)
Loss on modification of debt	—	(23,652)	—	(25,036)
Foreign currency gains, net	5,251	8,979	14,048	10,538
Other income (expense), net	73	(2,024)	(1,434)	(2,254)
Income (loss) before income taxes and equity in losses of unconsolidated joint ventures	33,502	(23,319)	115,165	(41,852)
Provision for (benefit from) income taxes	5,663	(1,535)	30,004	(8,154)
Income (loss) before equity in losses of unconsolidated joint ventures	27,839	(21,784)	85,161	(33,698)
Equity in income (losses) of unconsolidated joint ventures, net of tax	665	(1,036)	(3,396)	(2,044)
Net income (loss)	$28,504	$(22,820)	$81,765	$(35,742)
Net income (loss) per share attributable to common stockholders:
Basic	$0.47	$(0.45)	$1.36	$(0.83)
Diluted	$0.45	$(0.45)	$1.29	$(0.83)
Weighted average common shares outstanding:
Basic	60,108	50,684	59,965	42,897
Diluted	63,581	50,684	63,207	42,897

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	December 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$121,065	$85,192
Restricted cash	5,060	6,337
Accounts receivable and unbilled services, net	415,077	338,781
Prepaid expenses and other current assets	30,175	33,396
Income taxes receivable	2,399	4,068
Deferred tax assets	—	20,949
Total current assets	573,776	488,723
Fixed assets, net	80,691	72,933
Goodwill	1,014,798	1,033,999
Intangible assets, net	533,938	600,910
Deferred tax assets	3,069	933
Investment in unconsolidated joint ventures	1,288	1,213
Deferred financing fees	2,490	3,403
Other assets	18,693	12,370
Total assets	$2,228,743	$2,214,484
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$57,096	$39,100
Accrued expenses and other current liabilities	119,893	116,544
Income taxes payable	19,262	14,410
Deferred tax liabilities	—	181
Advanced billings	333,729	296,121
Total current liabilities	529,980	466,356
Deferred tax liabilities	81,691	106,324
Long-term debt, net	889,514	924,444
Other long-term liabilities	24,836	40,545
Total liabilities	1,526,021	1,537,669
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, 0 shares issued and outstanding at December 31, 2015 and 2014, respectively	—	—
Common stock, $0.01 par value, 1,000,000,000 authorized shares at December 31, 2015 and December 31, 2014; 60,245,009 and 59,814,444 issued and outstanding at December 31, 2015 and December 31, 2014, respectively	602	598
Additional paid-in-capital	828,347	821,411
Accumulated other comprehensive loss	(132,307)	(69,509)
Retained earnings (accumulated deficit)	6,080	(75,685)
Total stockholders’ equity	702,722	676,815
Total liabilities and stockholders’ equity	$2,228,743	$2,214,484

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve Months Ended December 31,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$81,765	$(35,742)
Adjustment to reconcile net income (loss) to net cash provided by operating
Depreciation and amortization	77,952	96,564
Amortization of debt issuance costs and discount	5,983	5,737
Amortization of terminated interest rate swaps	731	—
Stock-based compensation expense	5,276	3,467
Unrealized foreign currency gains, net	(16,464)	(12,222)
Loss on modification of debt	—	10,785
Loss on disposal of fixed assets	652	5
Change in acquisition-related contingent consideration	89	504
Equity in losses of unconsolidated joint ventures	3,396	2,044
Unrealized loss on derivatives	1,787	1,731
Other reconciling items	443	978
Deferred income taxes	(3,219)	(31,968)
Changes in operating assets and liabilities:
Accounts receivable and unbilled services	(83,211)	(32,781)
Prepaid expenses and other assets	(10,427)	(7,980)
Accounts payable and other liabilities	36,135	19,727
Income taxes	9,958	15,634
Advanced billings	42,830	(13,736)
Net cash provided by operating activities	153,676	22,747
Cash flows from investing activities:
Purchase of fixed assets	(32,814)	(27,323)
Cash paid for interest on interest rate swap	(302)	—
Cash paid to terminate interest rate swaps	(32,907)	—
Acquisition of Value Health Solutions Inc.	(543)	—
Proceeds from RPS working capital settlement	—	15,000
Proceeds from CRI working capital settlement	—	851
Payment of ClinStar, LLC working capital settlement	(1,693)	—
Contributions to unconsolidated joint ventures	(23,000)	—
Distributions from unconsolidated joint ventures	19,529	—
Payment of amounts held in escrow	—	(787)
Proceeds from the sale of fixed assets	44	—
Net cash used in investing activities	(71,686)	(12,259)
Cash flows from financing activities:
Repayment of long-term debt	(40,000)	(308,775)
Borrowings on line of credit	90,000	105,000
Repayments of line of credit	(90,000)	(115,000)
Proceeds from common stock issued, net of underwriters discount	—	333,950
Payment for common stock issuance costs	(525)	(5,325)
Proceeds from stock option exercises	81	33
Payment of acquisition-related contingent consideration	(2,000)	(1,589)
Net cash (used in) provided by financing activities	(42,444)	8,294
Effects of foreign exchange changes on cash and cash equivalents	(3,673)	(5,745)
Change in cash and cash equivalents	35,873	13,037
Cash and cash equivalents, beginning of period	85,192	72,155
Cash and cash equivalents, end of period	$121,065	$85,192

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net income (loss)	$28,504	$(22,820)	$81,765	$(35,742)
Depreciation and amortization	19,735	23,424	77,952	96,564
Interest expense, net	15,683	18,329	61,747	81,939
Provision for (benefit from) income taxes	5,663	(1,535)	30,004	(8,154)
EBITDA	69,585	17,398	251,468	134,607
Management fees (a)	—	11,900	—	13,476
Stock-based compensation expense (b)	1,642	738	5,276	3,467
Loss (gains) on disposal of fixed assets, net (c)	201	(4)	652	5
Loss on modification of debt (d)	—	23,652	—	25,036
Foreign currency gains, net (e)	(5,251)	(8,979)	(14,048)	(10,538)
Other (income) expense, net (f)	(73)	2,024	1,434	2,254
Equity in (income) losses of unconsolidated joint ventures, net of tax	(665)	1,036	3,396	2,044
Foreign research and development credits (g)	150	—	(8,346)	—
Transaction and acquisition related costs (h)	49	986	233	7,253
Lease termination expense (i)	354	—	3,270	—
Severance and restructuring charges (j)	(220)	895	1,569	2,900
Non-cash rent adjustment (k)	1,419	989	4,273	2,268
Other one-time charges (l)	743	2	2,416	76
Adjusted EBITDA	$67,934	$50,637	$251,593	$182,848

Net income (loss)	$28,504	$(22,820)	$81,765	$(35,742)
Amortization of intangible assets	14,179	18,006	56,751	74,352
Amortization of deferred financing costs	1,161	1,359	5,983	5,737
Amortization of terminated interest rate swaps	731	—	731	—
Management fees (a)	—	11,900	—	13,476
Stock-based compensation expense (b)	1,642	738	5,276	3,467
Loss (gains) on disposal of fixed assets, net (c)	201	(4)	652	5
Loss on modification of debt (d)	—	23,652	—	25,036
Foreign currency gains, net (e)	(5,251)	(8,979)	(14,048)	(10,538)
Other (income) expense, net (f)	(73)	2,024	1,434	2,254
Equity in (income) losses of unconsolidated joint ventures, net of tax	(665)	1,036	3,396	2,044
Foreign research and development credits (g)	150	—	(8,346)	—
Transaction and acquisition-related costs (h)	49	986	233	7,253
Lease termination expense (i)	354	—	3,270	—
Severance and restructuring charges (j)	(220)	895	1,569	2,900
Non-cash rent adjustment (k)	1,419	989	4,273	2,268
Other one-time charges (l)	743	2	2,416	76
Total adjustments	14,420	52,604	63,590	128,330
Tax effect of total adjustments (m)	(5,406)	(11,140)	(19,097)	(36,862)
Adjusted net income	$37,518	$18,644	$126,258	$55,726

Diluted weighted average common shares outstanding	63,581	53,008	63,207	44,121
Adjusted net income per diluted share	$0.59	$0.35	$2.00	$1.26

(a)              We have historically paid management fees to affiliates of our investors. These fees terminated upon completion of the IPO.

(b)              Stock-based compensation expense represents the amount of non-cash expense related to the Company’s equity compensation programs.

(c)               Loss (gain) on disposal of fixed assets represents the costs incurred in connection with the sale or disposition of fixed assets, primarily IT equipment and furniture and fixtures. We exclude these losses from Adjusted EBITDA and Adjusted Net Income because they result from investing decisions rather than from decisions made related to our ongoing operations.

(d)              Loss on modification of debt relates to costs incurred in connection with changes to our long-term debt. We exclude these losses from Adjusted EBITDA and Adjusted Net Income because they result from financing decisions rather than from decisions made related to our ongoing operations.

(e)               Foreign currency gains, net primarily relates to gains or losses that arise in connection with the revaluation of short-term inter-company balances between our domestic and international subsidiaries. In addition, this amount includes gains or losses from foreign currency transactions, such as those resulting from the settlement of third-party accounts receivable and payables denominated in a currency other than the local currency of the entity making the payment. We exclude these gains and losses from Adjusted EBITDA and Adjusted Net Income because they result from financing decisions rather than from decisions made related to our ongoing operations and because fluctuations from period-to-period do not necessarily correspond to changes in our operating results.

(f)                Other (income) expense, net represents income and expense that are non-operating and whose fluctuations from period-to-period do not necessarily correspond to changes in our operating results.

(g)               The foreign research and development credits are the result of a comprehensive analysis we have been performing across the organization to determine whether expenditures incurred qualify as research and development as defined by the respective jurisdiction. The amounts recorded in this line item represent amounts recorded in the current period that related to a prior period.

(h)              Transaction and acquisition-related costs primarily relate to costs incurred in connection with due diligence performed in connection with contemplated acquisitions; the closing of the acquisition of PRA by KKR (“KKR Transaction”), the PRA acquisition of RPS Parent Holding Corp. (“RPS”), the PRA acquisition of CRI Holding Company, LLC (“CRI LifeTree”) and the PRA acquisition of ClinStar, LLC (“ClinStar”); and the integration of ClinStar, RPS and CRI LifeTree acquisitions. The integration costs primarily consist of professional fees, rebranding costs, the elimination of redundant facilities and any other costs incurred directly related to the integration of these acquisitions.

(i)                  Lease termination expenses represent charges incurred in connection with the termination of leases at locations that are no longer being used by the Company.

(j)                 Severance and restructuring charges represent amounts incurred in connection with the elimination of redundant positions within the organization, including positions eliminated in connection with the KKR Transaction and the acquisitions of ClinStar, RPS and CRI Lifetree.

(k)              We have escalating leases that require the amortization of rent expense on a straight-line basis over the life of the lease. The non-cash rent adjustment represents the difference between rent expense recorded in the consolidated statement of operations and the amount of cash actually paid.

(l)                  Represents charges incurred that are not considered part of our core operating results.

(m)          Represents the tax effect of the total adjustments at our estimated effective tax rate.

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